RENTAL AGREEMENT

                                Table of Contents


1.       Introduction.......................................................  1
2.       Rental Period......................................................  1
3.       Rent...............................................................  2
4.       Letter of Authorization............................................  2
5.       Suitability........................................................  3
6.       Use................................................................  3
7.       Receipt of Permits.................................................  3
8.       Electrical Power and Water.........................................  4
9.       Maintenance of the Premises........................................  4
10.      Repairs to the Premises............................................  5
11.      Damage by the Lessee...............................................  5
12.      Damages and Insurance..............................................  5
13.      Cleaning...........................................................  6
14.      Preservation of the Premises.......................................  6
15.      Public Areas.......................................................  7
16.      Signposting........................................................  7
17.      Service Fee........................................................  7
18.      Services by the Company............................................  7
19.      Modifications to the Premises......................................  8
20.      Prevention of Nuisances............................................  9
21.      Entrance to the Premises...........................................  9
22.      Transfer of Rights.................................................  9
23.      Vacation........................................................... 10
24.      Early Vacation a the Lessee's Initiative........................... 10
25.      Breach and Rescission of the Agreement............................. 11
26.      Paying the Lessee's Debts.......................................... 12
27.      Taxes.............................................................. 12
28.      Tenant Protection Law.............................................. 12
29.      Legal and Other Expenses........................................... 13
30.      Changes in the Agreement........................................... 13
31.      Linkage and Interest............................................... 13
32.      Expenses of the Agreement.......................................... 14
33.      Value Added Tax.................................................... 14
34.      Security and Guarantee............................................. 15
35.      Jurisdiction....................................................... 15
36.      Non-Offset of payments............................................. 15
37.      Notices............................................................ 15



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Description of the Premises
Settlement:                Omer
Building No.:     3/d
Contract No.:
Building area in m2:
Annex area in m2:

Facilities:


Appendices

Appendix A (Section 3)
Appendix B (Section 4)
Appendix C (Section 34)
Appendix E - Modifications
Appendix F - Connection of Electrical Power
Appendix H - Fire Detection and Air Conditioning

                                RENTAL AGREEMENT

     Drawn up and signed in Omer, this 14th day of the month of October in the year 1997.

BETWEEN:       TEFEN ENTREPRENEURSHIP LTD.
               Company No. 51-141489-8
               POB 11, 24949 Tefen
               (hereinafter the "Company")
                                                               OF THE FIRST PART

AND:           SOLMECS (ISRAEL) LTD.
               Company no. 51-085552-1
               of 7 Ben Zvi Street, 84893 Beersheva
               by signatory:
               ID No.:
               (hereinafter the "Lessee")
                                                              OF THE SECOND PART

WHEREAS the Company is the legal owner of rights to develop land and erect buildings intended for industry, commerce or offices in the area of the Omer Industrial Park (hereinafter the "Industrial Park");

AND WHEREAS the Company has agreed to rent to the Lessee, in the Industrial Park, a building whose number is 3c at an area of _____________ (external dimensions) (hereinafter the "Premises");

AND WHEREAS    the Lessee desires to rent the Premises for its business,
               _______________ (hereinafter the "Purpose");

NOW THEREFORE THE PARTIES HAVE STIPULATED AND AGREED AS FOLLOWS:

1.   Introduction

     a.   The Preamble to this Agreement constitutes an integral part hereof.

     b. The section headings in this Agreement are for convenience only and are not part of the Agreement.

     c.   All Appendices to this Agreement constitute an integral part hereof.

2.   Rental Period

     The Company hereby rents the Premises to the Lessee and the Lessee hereby rents the Premises from the Company, starting on December 1, 1997 (hereinafter the "Rental

     Starting Date") and ending on November 39, 1999 (hereinafter the "Rental Ending Date"), in accordance with the terms set forth in this Agreement. The period from the Rental Starting Date to the Rental Ending Date shall hereinafter be referred to for the sake of brevity as the "Rental Period."

3.   Rent

     The Lessee shall pay the Company in advance, on the first day of each month, the principal of the rent, as set forth in Appendix A attached hereto and constituting an integral part of this Agreement (hereinafter the "Principal of the Rent"). The Principal of the Rent shall be increased by Linkage Differentials defined as follows:

     Index: the Consumer Price Index, including fruit and vegetables, published by the Central Bureau of Statistics. Should the Index or the method of its calculation and composition be replaced, or should it be published by another entity instead of said Bureau, the Company shall calculate the increase in the Index for the purposes of this Section by taking the above changes into consideration.

     Base Index: the Index which was/shall be published on November 15, 1997.

     New Index: the last Index which shall be published, from time to time, prior to the date set forth in this Agreement for making any payment of the payments to which the Lessee is obligated as set forth above.

     Linkage Differentials: the difference between the New Index and the Base Index divided by the Base Index and multiplied by the Principal of the Rent.

     The Principal of the Rent together with the Linkage Differentials shall hereinafter be referred to as the "Rent." The Rent, plus Value Added Tax, shall hereinafter be referred to for the sake of brevity as the "Receipt." The Parties agree that the Company shall be entitled to round the periodic Receipt which the Lessee must pay to the Company pursuant to this Agreement to the nearest whole New Israel Sheqel.

4.   Letter of Authorization.

     To facilitate collection of the Rent, the Lessee shall sign one or more Letter(s) of Authorization to a bank, in the wording attached hereto and marked as Appendix B and constituting an integral part of this Agreement (hereinafter the "Letter of Authorization"). Payment of the Rent shall be made via the Letter of Authorization by debiting the Lessee's account at the bank. As long as the Lessee has not vacated the Premises, the Lessee shall not be entitled to change or cancel the Letter of Authorization.

5.   Suitability

     The Lessee confirms that it has seen, checked and examined the land upon which the Premises are to be built and that he is aware of all details of the UBP, the architectural plans and the specifications, and has found them satisfactory and suitable for its needs from all standpoints and without reservation.

6.   Use

     a.   The Lessee shall use the Premises for the Purpose only.

     b. Without derogating from any other right of the Company, the Company shall be entitled, three months from a breach of the Agreement as above, to seize possession of the Premises, after having notified the Lessee 30 days in advance of the date of seizure of possession.

     c. In case of seizure of possession by the Company as stated in this Section, the Lessee hereby irrevocably empowers the Company to seize or removed the Lessee's effects, in the presence of two witnesses who shall sign the list of effects in confirmation thereof, and to store them at the Lessee's expense, on the Premises or in another place, and the Company shall bear no responsibility for said effects. The Lessee hereby irrevocably empowers the Company to seize or remove the Lessee's effects, in the presence of two witnesses who shall sign the list of effects in confirmation thereof, and to store them at the Lessee's expense, on the Premises or in another place, and the Company shall bear no responsibility for said effects. The Lessee hereby empowers the Company to sell the effects, at its discretion, and to use the proceeds to cover the expenses of transfer, storage, insurance and sale of the effects and to pay any amount owed by the Lessee to the Company.

     d. To preclude all doubt, it is hereby declared that the Lessee's keeping its effects on the Premises or paying the Rent shall not derogate from the Company's permission to act according to that stated in this Section.

7.   Receipt of Permits

     a. The Lessee shall ensure the receipt of all permits required by the law for the conducting of its business.

     b. The Lessee declares that it is aware that the Company shall bear no responsibility for receipt of any permits which shall be required for the conducing of the Lessee's business.

     c. Should the Lessee, for any reason, not receive a permit for the conducting of its business, this shall not exempt the Lessee from payment of the Rent until the end of the Rental Period pursuant to this Agreement.

8.   Electrical Power and Water

     a. The Lessee confirms that it is aware that payment for the ongoing supply of water shall be made by it to the Company.

     b. The Lessee confirms that it is aware that payment for the ongoing supply of electrical power shall be made by it to the Company, according to the tariffs of the Israel Electric Corporation for similar supply, which shall be in force as at the date of consumption.

     c. Payment in respect of the ongoing supply of water and electrical power pursuant to subsections (a) and (b) above shall be made by way of the Letter of Authorization.

     d. The Lessee agrees that failure to supply electrical power and water to the Premises, for reasons not dependent upon the Company, shall not derogate from its obligations pursuant to this Agreement.

     e. The Lessee shall have no claim on any grounds whatsoever against the Company in respect of the failure to supply electrical power, or interference with the supply of electrical power, which result from the Israel Electric Corporation Ltd.

9.   Maintenance of the Premises

     a. The Lessee undertakes to keep the Premises in a complete and functional state, to the satisfaction of the Company, and to comply with all demands and instructions which it shall receive from time to time from the Company's engineer (hereinafter the "Engineer"). The Lessee shall not be entitled to make repairs to the Premises other than with the approval of the Company. All expenses involved in fulfillment of the obligations set forth in this Section shall be borne and paid by the Lessee.

     b. Should the Company perform the works set forth in subsection (a) above, the Lessee shall refund to the Company, within 30 days of its demand, any amount which the Company shall expend for the maintenance and repair of the Premises. The Company's invoice, approved by the Company's Engineer and with the approval of the Lessee, shall constitute final and decisive evidence of its issuance and the validity of that stated herein.

10.  Repairs to the Premises

     a. The Parties agree that the Company shall be responsible for repairing, at its own expense, only damages to be incurred to the outside walls and roof of the Premises and resulting from normal wear.

          In  addition,   the  Company  shall  be   responsible   for  repairing
          maintenance malfunctions of water and power infrastructure which was installed by the Company.

     b. Without derogating from that stated in Section 9 above, the Lessee is responsible for the maintenance and repair of parts of the Premises not set forth in subsection (a) above, and shall bear the costs of maintenance of said parts of the Premises. To preclude all doubt, the repairs and maintenance shall be performed by the Lessee with the consent of the Company.

11.  Damage by the Lessee

     The Lessee undertakes to use the Premises in a cautious and reasonable manner and to ensure that the Premises and all facilities therein shall remain in a functional state throughout the entire Rental Period, and to avoid causing damage and/or malfunction to the Premises and/or to any of its facilities and/or the defacement and/or soiling of any of the parts of the Premises. Without derogating from that stated above, any damage and/or malfunction and/or change as above shall be repaired by the Lessee with the consent of the Company. The Lessee shall give notice of any such damage within 48 hours of its discovery.

12.  Damages and Insurance

     a. The Lessee shall be liable for all damage, loss and/or injury to its direct and indirect employees, and the Lessee undertakes to indemnify the Company for any such damage, loss and/or injury (including legal and other expenses), should such be incurred.

     b. The Lessee shall be liable for all damage, loss and/or injury to any person and/or property (including, and without derogating from the generality of that stated above, property owned by it, under its supervision, under its protection and any other property) caused due to any reason resulting from use of the Premises and/or due to any reason resulting from any action or omission by the Lessee and/or the Lessee or anyone on its behalf. The Lessee undertakes to indemnify the Company for any such damage, loss and/or injury (including legal and other expenses), should such be incurred.

     c. The Lessee shall be liable for all damage, loss and/or injury to any property owned by it, under its supervision, under its protection, in its possession, on deposit with it and/or other property for which it is responsible (including property in the stages of setup and/or under construction) and for any consequential damage, financial monetary or other, and the Lessee undertakes to indemnify the Company for any such damage, loss and/or injury (including legal and other expenses), should such be incurred by the Company.

          The Company includes its principals, its agents and all those on its behalf.

     d. The Lessee undertakes to waive the right of subrogation to which it shall be entitled under any law, vis-a-vis the Company as stated above.

     e. The Lessee undertakes to ensure itself/its company, its liability and its property as stated above, at its full value and with reasonable limits of liability (third party - as shall be agreed by the Lessee and the Company). The insurance shall include, inter alia,

          (1)  Waiver  of   subrogation   vis-a-vis  the  Lessor,   in  property
               insurance.

          (2)  Adding the Company as a beneficiary, in liability insurance.

          (3)  Adding a cross-liability clause in the Lessee's insurance policy.

          (4) A clause stating that the insurance company cannot cancel the policy unless it has given advance notice in writing to the Lessor, 90 days before said cancellation.

          (5) A clause stating that failure to make timely payment of the premium shall not cancel the liability of the insurance company other than subject to Section e(4) above.

13.  Cleaning

     The Lessee undertakes to keep the Premises in a functional state and to keep the Premises and its surroundings clean. Without derogating from the generality of that stated in this section, the Lessee undertakes to cause all industrial waste to be removed from the Premises and its surroundings.

14.  Preservation of the Premises

     a. Should the Lessee seek to make use of the walls of the Premises and/or of the Premises' system of ceilings and roof, and/or of the other components of the Premises, for the purpose of attaching or loading facilities and/or items of any kind, it shall be the Lessee's responsibility to obtain the written consent of the Company prior to performing that stated above.

     b. The Lessee shall not introduce into the Premises equipment liable to cause damage to the Premises and shall not load the floor of the Premises more than the load for which it was intended, 500 kg/m2.

15.  Public Areas

     The Lessee shall not be entitled to make any use of the sidewalks, roads or any other public area outside the Premises, as this is defined above, other than for the purpose for which said public areas were intended.

16.  Signposting

     The Lessee shall make a general plan of the form of signposting for the Premises, and for the signposting in the entire Industrial Park. This plan shall take into consideration and shall be reflected in the special signposting for the Lessee. The Lessee shall implement its sign in the format and location to be determined by the Company as stated above.

17.  Service Fee

     a. The Lessee shall be entitled to use the services and other joint facilities in the Industrial Park in which the Premises are located.

     b. The Company undertakes to provide the Lessee, along with the other Lessees in the Industrial Park, with the following services: perimeter gardening, lunchroom (meals at the Lessee's expense), conference room, gardening, cleaning of public areas, waste removal, maintenance of the following systems: sewage, water, electricity, communications up to the Premises, internal roads, parking lots, and lighting in public areas.

     c. The Lessee shall pay the Company, on dates to be determined by the Company, a service fee as set forth in Appendix A for every m of the Premises, according to the representative rate of exchange of the US dollar on the actual date of payment. Upon exercise of the option for an additional Retail Period ( should there be such an option), the create of the service e shall be equal to the terms of payment of the service fee by the companies in the Omer Industrial Park at that time.

18.  Services by the Company

     a. The Company shall be entitled, at its sole discretion, to perform the operations in Section 17 above or part thereof, itself or through others provided that the Company shall give notice of its intention to the Lessee 30 days in advance.

     b. Should the Company have given notice of its intention to provide additional services, the Lessee shall pay the Company an amount which the Company shall extend for the provision of the services, pursuant to the division set forth in Section 17 above.

     c. Any amount which shall be owed by the Lessee pursuant to this Section 176 above./

     d. Should the Lessee receive energy services from the Company - i.e. heating water and/or cold water for cooling and air conditioning facilities and/or compressed air, the Lessee shall pay the Company the actual expenses for the supply of said services according to a unit price and with a measurement method which shall be determined by the Company.

     e. (1) The Company undertakes to ensure that a lunch room shall be opened on the site and that is shall supply, itself or through a contractor, meals to the Lessee's employees.

          (2) The Lessee shall entitled to received, each day, on regular working days, breakfast and lunch for the Lessee's employee, at a price to be determined by the Company or the contractor.

19.  Modifications to the Premises

     a. The Lessee shall not be entitled to make any modifications or additions to the Premises without the Company's consent in advance and in writing. Approved modifications shall be performed by a contractor approved for the works by Tefen Entrepreneurship Ltd. in the Omer Industrial Park.

     b. For approval of the modifications, the Lessee shall submit plans to Tefen Entrepreneurship Ltd. for its approval. The plans shall include: a structure division plan, an electrical plan, including fire detection, linked to the general system in the Industrial Park, an air conditioning plan and a plumbing plan.

     c. The Company shall be entitled to remove or destroy any modification or addition made by the Lessee without its consent, or to restore the Premises to their former stage, and the Lessee shall bear any expense which shall be incurred by the Company in connection therewith.

     d. Notwithstanding that stated in this Section, the Lessee shall be entitled, at any time up to the end of the Rental Period, to dismantle any addition which it shall install in the Premises with the consent of the Company and to treat it, following its dismantling, after the manner of owners, provided that the Lessee shall not cause damage to the Premises by dismantling the addition.

20.  Prevention of Nuisances

     a. The Lessee shall refrain from causing any nuisance, and accordingly, the Lessee undertakes not to cause loud noise, order and shock
          vibrations   liable  to  interfere  with  enterprises   adjoining  the
          premises.

     b. In any case of breach of the provisions of paragraph a) above, in addition to any other right which shall be available to the Company pursuant to the provisions of this Agreement and/or pursuant to the provisions of the law, the Company shall be entitle to perform any examination and/or measurement and/or repair and/or any the operation which the Company shall deem proper, in order to restore the situation to its former state and/or to remove the nuisance. Any expenses which shall be incurred by the Company in respect thereof shall be borne and paid by the Lessee.

     The above shall be coordinated with the Lessee in advance, on 30 days' notice.

     The Lessee hereby undertakes to return to the Company any amount which shall be expended by the Company as stated above, plus linkage and interest s noted in Section 31 below, from the date on which the expense was incurred till the date of refund by the Lessee.

     The Company's invoices in the amount of said expenditures shall constitute prima facie evidence of the correctness of that stated therein, and the Lessee undertakes to pay them with 30 days of the first demand.

21.  Entrance to the Premises

     The Company's employees and agents are entitled to enter the Premises at any time during normal working hours, in coordination with the Lessee, for the purpose of examination or for the purpose of performing repairs and other works which shall be necessary in the opinion of the Company.

22.  Transfer of Rights

     a. The Lessee shall not be entitled to transfer all or part of the rights conferred upon it by virtue of this Agreement to another and/or others, except to Gavish Industrial Technologies and Materials
          (1995)Ltd.

          Without derogating from the generality of that stated above, The Lessee shall not be entitled to enable another to use the premises and/or any part thereof, unless agreed otherwise at the time of signing the Agreement.

     b. The Company shall be entitled to transfer its rights and duties pursuant to this Agreement to another, provided that the Lessee's rights under this Agreement shall not be harmed.

23.  Vacation

     a. The Lessee shall vacate the Premises at the end of the Rental Period and shall return them to the Company, the Premises then being free of allowed persons or objects belonging to the Lessee.

          In any case where the Lessee is obligated to vacate the Premises pursuant to this Agreement, whether for a reason set forth in this paragraph or for any other reason set forth in this Agreement, it shall be obligated to return them and the keys, the Premises then being entirely vacant and in a good and immediately usable condition, except for reasonable wear, to the satisfaction of the Company's Engineer.

          The Lessee shall also provide the Company, at the end of the Rental Period or upon actual vacation of the premises, with certificates from the local authority stating that there is no debt on the Premises in respect of taxes and/or fees to the local authority in respect of the Premises up to the end of the Rental Period of the date of actual vacation.

     b. Without derogating from that stated in Section 34 below, should the Lessee shall pay the Company pre-estimated liquidated damages (hereinafter: the "PLD") for each day of delay, in an amount equal to twice the Rent which shall apply to the Premises in respect of one day's rental in the last month of the last year of the Rental. The PLD shall be linked to the Consumer Price Index, as this is defined in
          Section 31 below, mutatis mutandis, and the calculation of the linkage Differentials shall be made by the Company on a monthly basis. The PLD, together with the Linkage Differentials, shall be paid no later than 30 days from the date of the demand.

          The stated above shall not detract and/or derogate from any right of the Company, andy particularly from its right to demand vacation of the premises.

          To preclude all doubt, it is agreed that the Lessee's liability as set forth in this paragraph shall also apply following the end of the Rental Period and up to the actual vacation of the premises.

24.  Early Vacation a the Lessee's Initiative

     a. Should the Lessee, at its own initiative, vacate the Premises prior to the end of the Rental Period, the Lessee shall be liable for payment of the Rent for the entire Rental Period.

     b. Should the Company have rented the Premises, the Company shall agree not to collect Rent from the Lessee as stated in subsection a) above as from the day on which the Premises we re ted to anyone who is not the Lessee.

25.  Breach and Rescission of the Agreement

     a. The Parties agree that this Agreement shall be deemed breached by the Lessee, should any of the following cases occur:

          (1) Should a Court judgement have been given for the winding-up of the Lessee.

          (2) Should a Court judgment have been given for the winding-up of the lessee.

          (3) Should a receiver have been appointed for the Lessee's assets or part thereof.

          The Agreement shall be deemed breached as from the date of filing of the application for a receivership order against the Lessee or the application for winding-up of the Lessee or the application for enforcement of encumbrances and/or the appointment of a receiver, and provided that such a order or Court judgment shall have been given and foreclosed. Vacation of the Premises shall take place within 30 days of the end of the agreed 60 days.

     b. In addition to any relief to which the Company shall be entitled pursuant to the provisions of this Agreement and/or pursuant to any law, and without derogating from the generality of the stated above, the Company shall be entitled to cause the immediate rescission of this Agreement in the cases listed below:

          (1)  Failure   to   provide,   or   cancellation   of  the  Letter  of
               Authorization as set forth in Section 4.

          (2)  Failure to use the Premises as set forth in Section 6.

          (3) Transfer of the Lessee's rights in the Premises to another, in contravention of the provisions of Section 22, except for Gavish Industrial Technologies and Materials (1995) Ltd.

          (4) Failure to pay any amount owed by the Lessee to the Company, within 30 days of the due date.

          (5) Creating a nuisance in a manner liable to interfere with enterprises adjoining the premises.

          (6) Committing any act in contravention of the provisions of Section 15 and/or 19a of this Agreement above.

     c. Should the Company give notice of the rescission of this Agreement, the Lessee shall vacate the Premises within 30 days of receipt of the notice.

     d. The provisions of this Section shall not derogate from the Company's rights pursuant to the provisions of this Agreement and/or pursuant to any law.

26.  Paying the Lessee's Debts

     a. The Company shall be entitled, should it so desire, to pay instead of the Lessee any amount in connection with the Premises, whose payment is incumbent upon the Lessee pursuant to the provisions of this Agreement and/or pursuant to any law.

     b. The Company shall notify the Lessee of its intention to pay said amount instead of the Lessee, 30 days before its payment.

     c. The Lessee shall refund to the Company any amount paid by the Company as stated, within 30 days of the date on which it is demanded to do so, plus interest and linkage as stated in Section 31 below, from the date of dispatch of the demand to the actual date of payment.

27.  Taxes

     a. All Government and/or municipal and/or other taxes, fees and levies and other payments of any type and kind, concerning the conducting of the Lessee's business and/or applying to the Premises and/or which shall apply to the Lessee and/or the Premises during the Rental Period, shall be paid by the Lessee.

     b. The Lessee shall pay the amount of the fee and/or the tax as stated in a manner to be determined by the Company.

28.  Tenant Protection Law

     The Parties hereby declare that, in respect of the rental pursuant to this Agreement, the Lessee has not paid the Company any key money, whether directly or indirectly, and it is not a protected tenant pursuant to the Tenant Protection Law (Combined Version) 1972 and/or any law which shall to replace such law (hereinafter: the "Tenant Protection Law"). Should the Lessee perform work on the Premises at its own expense, this work shall under no circumstances be deemed payment of key money and the Lessee shall not be deemed a protected tenant pursuant to the Tenant Protection Law.

29.  Legal and Other Expenses

     a. The Parties agree and declare that should the Lessee fail to vacate the Premises at the end of the Rental Period, or after having been sent notice of rescission of the rental pursuant to the provisions of
          Section 25 of this Agreement above, then, in addition to all remedies set forth in this Agreement and under law, the Lessee shall bear all expenses which shall be incurred by the Company in all matters related to legal action against the Lessee, in connection with any Court session or lawsuit or operation in the Execution Office, including legal fees for the Company's attorney to whom the matter has been handed over for handling (hereinafter: the "Legal Expenses ").

          To preclude all doubt, it is agreed that the Lessee must return all expenses which shall be incurred by the Company in respect of filing suit and/or taking execution measures, even if these expenses are not approved for payment by the Court of the Execution Office, for any other reason. The expenses set forth in this paragraph shall be included in the Company's Legal Expenses and the provisions of subsections b) and c) below shall apply to them as well.

     b. The Lessee shall pay the Legal Expenses to the Company immediately after receiving a demand in writing, plus linkage and interest as set forth in Section 31 below, from the date of dispatch of the demand to the actual date of payment.

     c. The Parties agree that the Company's documents shall constitute final and decisive evidence of the amount of the Legal expenses.

30.  Changes in the Agreement

     Any change in the terms of this Agreement or waiver of the Company's rights pursuant hereto shall be made exclusively in writing and signed by those authorized to bind the Company.

31.  Linkage and Interest

     The Parties agree that in respect of any amount which the Lessee shall not pay in time (hereinafter: the "Amount in Arrears", the Lessee shall be obligated to pay the Company, in addition to the Amount in Arrears. Linkage Differentials, the manner of whose calculation is set forth below ( the Amount in Arrears, plus the Linkage Differentials, shall be hereinafter referred to as the "Revalued Debt"). The Revalued Debt shall bear interest at the rate of 13% per year (hereinafter: the "Annual Interest") from the date of creation of the debt and up to the Date of Record as this defined below.

     Index: the Consumer Price Index, including fruit and vegetables, published by the Central Bureau of Statistics. Should the Index or the method of its calculation and composition be replaced, or should it be published by another entity instead of said

     Bureau, the Company shall calculate the increase in the index for the purposes of this Section by taking the above changes into consideration.

     Base Index: the Index known as at the due date of any amount of the amounts which the Lessee shall have undertaken to pay as set forth in the Rental Agreement and which shall not have been paid on time.

     New Index: the last Index which shall be known on the first day of the month in which actual payment was made (hereinafter: the "Date of Record").

     Linkage Differentials: the difference between the New Index and the Base Index divided by the Base Index and multiplied by the Amount in Arrears.

     Should actual payment of the Amount in Arrears be made on any date after the Date of Record and up to the last day of the month of payment inclusive (hereinafter: the "Actual Date of Payment"), the Revalued Debt shall also bear daily interest at the rate which shall be determined, from time to time in the month of payment, in loan accounts in excessive arrears at Bank Leumi Le-Israel B.M., from the Date of Record to the actual Date of Payment.

     Any payment made by the Lessee to the Company in respect of the Amount in Arrears shall be split proportionally against the component of the debt in arrears, i.e., the component of the daily interest, the component of the Amount in Arrears.

     Should such payment not be sufficient to cover the Lessee's entire debt to the Company as at the Actual Date of Payment,the provisions set forth in the beginning of this Section shall apply to the unsettled balance of the Amount in Arrears as stated above.

32.  Expenses of the Agreement

     The Lessee and the Company shall bear the expenses of the Company's handling of this Agreement, in the amount of NIS 1800, in equal shares.

33.  Value Added Tax

     Any amount whose payment is incumbent on the Lessee shall bear Value Added Tax pursuant to its legal rate on the date of payment. the Parties agree that the Company shall be entitled to round the amounts which the Lessee is obligated to pay the Company pursuant to this Agreement, or under law, to the nearest whole New Israel Sheqel. Payment of Value Added Tax shall be on the date set for making any payment of the payments set forth in this Agreement and against a Tax Invoice as provided by law.

34.  Security and Guarantee

     As security for the fulfillment of the Lessee's obligations pursuant to this Agreement, the Lessee hereby gives the Company a promissory note i the amount of $10,000 (ten thousand United States dollars) linked to the actual date of payment, signed by the Lessee and by two guarantors, to the satisfaction of the Company, according to the wording of the promissory note attached thereto and constituting an integral part of this Agreement and marked Appendix C. The Lessee hereby irrevocably empowers the Company and gives the Company an irrevocable order to fig in the dat of payment of said note.

     The Company shall be entitled, in addition to any other right conferred upon it pursuant top this Agreement or under law, in the case of fundamental breach of this Agreement, to present said note for payment. A fundamental breach, inter alia, includes failure to vacate the Premises at the end of the Rental Period or on the date on which the Lessee is demanded to vacate them, upon rescission of the rental in respect of any of the grounds set forth in Section 25 above. The Lessee releases the Company from the duties of a holder of said promissory note.

     In addition to that stated above, the promissory note shall be used to settle all of the Lessee's debts to the local authority in respect of the Premises.

35.  Jurisdiction

     The Parties shall fulfill the provisions of any and all laws in connection with the Premises and the use thereof.

36.  Non-Offset of payments

     The parties agree that the amounts which they owe or shall owe each other in resect of this Agreement or for any other reason shall not be subject to offset.

37.  Notices

     Any notice which the Parties to this Agreement are obligated to give each other shall be deemed delivered within 72 hours of his dispatch by registered mail from a post office in Israel to the addresses of the Parties as set forth in this Agreement.

     Delivery of notice in the Premises to the Lessee or its employees, or posting the notice on the door of the Premises,shall be deemed due delivery to the Lessee.

     In addition to that stated above,the Parties shall be entitled to send each other notices by messenger; in such a case, the date of delivery of the notice shall be deemed the date appearing on the delivery form signed by the messenger.

          IN WITNESS WHEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:


                                             /s/ Unintelligible
-----------------------------                ----------------------------------
THE COMPANY                                  THE LESSEE

          APPENDIX A (SECTION 3 AND SECTION 17 OF THE RENTAL AGREEMENT)

         Principal of the Rent and Service Fee for Agreement No. ______

1. The Lessee shall pay the Company in advance, on the first day of each month, the Principal of the Rent in New Israel Sheqels equal to $5 per m2, and a Service Fee in New Israel Sheqels equal to $1 per m2, respectively, according to the representative rate of exchange of the US dollar o the Rental Starting Date.

     The price for air conditioning is $0.75 per m2.

2. The amounts set forth above shall be increased by Linkage Differentials pursuant to the provisions of Section 3 of the Rental Agreement.

3. The amounts set forth plus the Linkage Differentials shall be subject to Value Added Tax pursuant to its legal rate on the date of payment.

                                   APPENDIX D

The Lessee is given an option to continue the Rental Agreement for a period of three additional years or part thereof. The Rent shall be that commonly charged at the Omer Industrial Park on the date of exercise of the option.

The Lessee is entitled to exercise the option by giving the Company notice in writing at least two months before the Rental Starting Date for the additional area, provided that it has fulfilled all of its obligations pursuant to the Rental Agreement.

                                   APPENDIX F

                         CONNECTION OF ELECTRICAL POWER

1. The Company shall install, at its own expense, an electrical power supply line up to the electrical panel of the Premises. The size of the line to be supplied shall be suitable, from the engineering standpoint, to the full load of the air conditioning system (in an air conditioned area only) of the Premises + 0.32 A per m2 of the Premises.

2. Should the Lessee require a greater supply of electrical power, the Lessee shall bear the difference in cost between the price of the expanded line and that set forth in Section 1 above.

3. The special electrical facility and the electrical panels for power and lighting in the Premises shall be implemented by the Lessee and at its expense, except for the concealed electrical facility in the toilet area and the electrical facility of the air conditioning system. These facilities shall be implemented by the Company. The connection between the electrical panel of the Premises and the electrical facility of the toilet area, and the connection between the electrical panel of the Premises and the air conditioning panel, shall be made by the Lessor at its expense.

     Prior to the commencement of implementation of the special electrical facility and the panels which the Lessee intends to install in the Premises, the Lessee shall produce detailed electrical plans for the facility and panels, for their approval. Only after receipt of approval may the Lessee commence implementation on site.

4. Parallel to the preparations for the special electrical facility and the electrical panels, the Lessee must install a fire detection system linked to the central fire detection system located in the Industrial Park Gate building (the system of Hashmira Company Ltd). The system shall be inspected and approved for fire detection by the Standards Institution of Israel. The Lessee must produce, each year, a certificate from Hashmira Company Ltd. attesting to the functional state of the system.

                                   APPENDIX H

Fire Detection

A. The Lessee undertakes to install a fire detection system made by Hashmira Company Ltd. in buildings in which there is no fire detection system, and to connect it to the gate building via the infrastructure provided by the Company (due to the central system by Hashmira Company Ltd.).

B. The Lessee undertakes to produce the approval of the Standards Institution of Israel for the functional state of the fire detection system; this is a prerequisite for connection of the electrical power in the building.

C. The Lessee shall produce, each year, a certificate from Hashmira Company Ltd. attesting to the functional state of the fire detection system.

D. For the area in which the Lessee receives an existing fire detection system, the Lessee shall participate in the cost of the relative part installed in the area. The payment shall be made to Hashmira Company Ltd. for insurance and guarantee of the fire detection facility.

E. Should the Lessee fail to implement any of Section A to D above, the Company shall perform the work set forth in those sections and shall collect payment therefor, against an invoice, by means of the standing order.

Air Conditioning:

A. In buildings equipped with an air conditioning system by the Company, the Lessee undertakes to implement a service agreement for the air conditioning system at its expense.

B. The Lessee shall conclude an agreement with the service company to be determined by the Company, on the basis of the most economical proposal examined.

C. The Lessee shall provide the Company, each year, with the service agreement and guarantee for the air conditioning.

D. Should the Lessee fail to implement any of the above sections, the Company shall perform the work set forth in those sections and shall collect payment therefor, against an invoice, by means of the standing order.